EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to

Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934

and 18 U.S.C. Section 1350

Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. §1350, the undersigned principal financial officer of Valentis, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)                                     the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m(a) or 780(d)); and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2007	/s/ BENJAMIN F. MCGRAW, III
Benjamin F. McGraw III, Pharm.D. President, Chief Executive Officer and Treasurer (Principal Financial Officer)

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.